Exhibit 77(c)

Matters submitted to a Vote of Security Holders

On July 9, 2009 a Special Meeting of Shareholders for ING Clarion Real Estate Portfolio, a Series of ING Investors Trust, was held at which the shareholders were asked to approve (1) the appointment of ING Clarion Real Estate Securities, L.P. ("ING CRES") as the sub-adviser to the Portfolio and the implementation of the sub-advisory agreement for the Portfolio among ING investor Trust, Directed Services LLC, the Portfolio's Investment adviser, and ING CRES.

	Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Total Shares Voted
ING Clarion Real Estate Portfolio	1	40,107,365.900	1,597,509.983	2,927,711.499	44,632,587.382

On July 21, 2009 a Special Meeting of Shareholders for ING AllianceBernstein Mid Cap Growth Portfolio, a Series of ING Investors Trust, was held at which the shareholders were asked to approve (1) an Agreement and Plan of Reorganization ("Reorganization Agreement") by and between ING AllianceBernstein Mid Cap Growth Portfolio and ING Russell Mid Cap Growth Index Portfolio, providing for the reorganization of ING AllianceBernstein Mid Cap Growth Portfolio with and into ING Russell Mid Cap Growth Index Portfolio and (2) subject to shareholder approval of the Reorganization Agreement, to approve an investment sub-advisory agreement between Directed Services, LLC, ("DSL"), ING AllianceBernstein Mid Cap Growth Portfolio's investment adviser, and ING Investment Management Co. ("ING IM"), pursuant to which ING IM, an affiliate of DSL, would serve as the sub-adviser to ING AllianceBernstein Mid Cap Growth Portfolio during a transition period until the Reorganization is consummated.

	Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Total Shares Voted
ING AllianceBernstein Mid Cap Growth Portfolio	1	27,375,561.223	617,665.765	1,369,823.645	29,363,050.633
	2	27,241,484.288	636,326.531	1,485,239.814	29,363,050.633

Meeting  adjourned to August 3, 2009

	Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Total Shares Voted
ING AllianceBernstein Mid Cap Growth Portfolio	1	26,131,169.614	1,021,763.296	1,851,405.433	29,004,338.343
	2	25,953,548.279	1,090,481.724	1,960,308.340	29,004,338.343

On July 21, 2009 a Special Meeting of Shareholders for ING Index Plus International Equity Portfolio, a Series of ING Investors Trust, was held at which the shareholders were asked to approve (1) an Agreement and Plan of Reorganization ("Reorganization Agreement") by and between ING Index Plus International Equity Portfolio and ING International Index Portfolio, providing for the reorganization of ING Index Plus International Equity Portfolio with and into ING International Index Portfolio (the "Reorganization) and (2) subject to shareholder approval of the Reorganization Agreement, to approve an investment sub-advisory agreement between ING Investments, LLC, ("ING Investments"), ING Index Plus International Equity Portfolio's investment adviser, and ING Investment Management Co. ("ING IM"), pursuant to which ING IM, an affiliate of ING Investments, would serve as the sub-adviser to ING Index Plus International Equity Portfolio during a transition period until the Reorganization is consummated.

	Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Total Shares Voted
ING Index Plus International Equity Portfolio	1	27,375,561.223	617,665.765	1,369,823.645	29,363,050.633
	2	27,241,484.288	636,326.531	1,485,239.814	29,363,050.633

Meeting  adjourned to August 3, 2009

	Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Total Shares Voted
ING Index Plus International Equity Portfolio	1	27,408,246.132	615,447.778	1,390,697.274	29,414,391.184
	2	27,278,816.997	637,311.261	1,498,262.926	29,414,391.184

On July 21, 2009 a Special Meeting of Shareholders for ING Growth and Income Portfolio II, a Series of ING Investors Trust, was held at which the shareholders were asked to approve (1) an Agreement and Plan of Reorganization ("Reorganization Agreement") by and between ING Growth and Income Portfolio II and ING Growth and Income Portfolio, providing for the reorganization of ING Growth and Income Portfolio II with and into ING Growth and Income Portfolio and (2) an investment sub-advisory agreement between Directed Services LLC ("DSL"), ING Growth and Income Portfolio II's investment adviser, and ING Investment Management Co. ("ING IM"), pursuant to which ING IM, an affiliate of DSL, would serve as the sub-adviser to ING Growth and Income Portfolio II.

	Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Total Shares Voted
ING Growth and Income Portfolio II	1	38,759,872.544	1,198,138.409	2,714,323.158	42,672,334.111
	2	38,003,950.488	1,744,747.240	2,923,636.383	42,672,334.111

Meeting  adjourned to August 3, 2009

	Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Total Shares Voted
ING Growth and Income Portfolio II	1	38,950,326.876	1,176,541.610	2,600,572.121	42,727,440.607
	2	38,247,743.998	1,647,699.156	2,831,997.453	42,727,440.607

On September 24, 2009 a Special Meeting of Shareholders for ING LifeStyle Moderate Portfolio, a Series of ING Investors Trust, was held at which the shareholders were asked to approve (1) an Agreement and Plan of Reorganization by and between ING LifeStyle Moderate Portfolio and ING Retirement Moderate Portfolio, providing for the reorganization of ING LifeStyle Moderate Portfolio with and into ING Retirement Moderate Portfolio.

	Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Total Shares Voted
ING LifeStyle Moderate Portfolio	1	171,319,590.547	5,818,259.213	11,728,330.715	188,866,180.475

On September 24, 2009 a Special Meeting of Shareholders for ING LifeStyle Aggressive Portfolio, a Series of ING Investors Trust, was held at which the shareholders were asked to approve (1) an Agreement and Plan of Reorganization by and between ING LifeStyle Aggressive Growth Portfolio and ING Retirement Growth Portfolio, providing for the reorganization of ING LifeStyle Aggressive Growth Portfolio with and into ING Retirement Growth Portfolio.

	Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Total Shares Voted
ING LifeStyle Aggressive Growth Portfolio	1	101,566,645.163	4,596,184.940	5,910,562.325	112,073,392.428

On September 24, 2009 a Special Meeting of Shareholders for ING LifeStyle Conservative Portfolio, a Series of ING Investors Trust, was held at which the shareholders were asked to approve (1) an Agreement and Plan of Reorganization by and between ING LifeStyle Conservative Portfolio and ING Retirement Conservative Portfolio, providing for the reorganization of ING LifeStyle Conservative Portfolio with and into ING Retirement Conservative Portfolio.

	Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Total Shares Voted
ING LifeStyle Conservative Portfolio	1	31,123,307.539	1,078,630.067	2,324,318.358	34,526,255.964

On September 24, 2009 a Special Meeting of Shareholders for ING LifeStyle Growth Portfolio, a Series of ING Investors Trust, was held at which the shareholders were asked to approve (1) an Agreement and Plan of Reorganization by and between ING LifeStyle Growth Portfolio and ING Retirement Growth Portfolio, providing for the reorganization of ING LifeStyle Growth Portfolio with and into ING Retirement Growth Portfolio.

	Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Total Shares Voted
ING LifeStyle Growth Portfolio	1	370,015,153.938	13,768,575.302	23,526,196.039	407,309,925.279

On September 24, 2009 a Special Meeting of Shareholders for ING LifeStyle Moderate Growth Portfolio, a Series of ING Investors Trust, was held at which the shareholders were asked to approve (1) an Agreement and Plan of Reorganization by and between ING LifeStyle Moderate Growth Portfolio and ING Retirement Moderate Growth Portfolio, providing for the reorganization of ING LifeStyle Moderate Growth Portfolio with and into ING Retirement Moderate Growth Portfolio.

	Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Total Shares Voted
ING LifeStyle Moderate Growth Portfolio	1	305,963,564.123	8,741,218.770	19,320,570.457	334,025,353.350

On October 6, 2009 a Special Meeting of Shareholders for ING Multi-Manager International Small Cap Portfolio, a Series of ING Investors Trust, was held at which the shareholders were asked to approve (1) the Plan of Liquidation and Dissolution, providing for the liquidation and dissolution of ING Multi-Manager International Small Cap Portfolio.

	Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Total Shares Voted
ING Multi-Manager International Small Cap Portfolio	1	11,229,652.746	447,932.324	1,036,695.912	12,714,280.982